Exhibit 99.1

ULTA BEAUTY ANNOUNCES FOURTH QUARTER AND FISCAL 2025 RESULTS AND PROVIDES FISCAL 2026 GUIDANCE

●	Net sales increased 11.8% and 9.7% for the fourth quarter and fiscal year, respectively
●	Comparable sales increased 5.8% and 5.4% for the fourth quarter and fiscal year, respectively
●	Diluted EPS was $8.01 and $25.64 for the fourth quarter and fiscal year, respectively
●	Returned $890.5 million of capital to shareholders through planned share repurchases for the fiscal year
●	Provided fiscal 2026 guidance for net sales growth of 6.0% to 7.0% and diluted EPS growth of 9.4% to 11.4%

Bolingbrook, IL – March 12, 2026 – Ulta Beauty, Inc. (NASDAQ: ULTA) today announced consolidated financial results for the thirteen-week period (“fourth quarter”) and fifty-two-week period (“fiscal year”) ended January 31, 2026, compared to the same periods ended February 1, 2025, respectively.

“The Ulta Beauty team closed the year with momentum, delivering strong fourth quarter and full-year sales and continued market share gains. Our better-than-planned financial performance reflects our continued focus on serving our guests and consistently delivering great experiences through better execution, compelling newness, more seamless and convenient experiences, and bold new merchandising and marketing strategies,” said Kecia Steelman, president and chief executive officer. “I am proud of how our team is embracing and executing our Ulta Beauty Unleashed strategy. Looking ahead, we are well positioned for sustainable, profitable growth in 2026 and beyond and are excited to build on our successes to extend our position as the unmatched beauty and wellness destination for all guests across all ages and life stages.”

	13 Weeks Ended		Fiscal Year Ended
	January 31,	February 1,	January 31,	February 1,
(Dollars in millions, except per share data)	2026	2025	2026	2025
Net sales	$3,898.4	$3,487.6	$12,392.8	$11,295.7
Comparable sales	5.8%	1.5%	5.4%	0.7%
Gross profit (as a percentage of net sales)	38.1%	38.2%	39.1%	38.8%
Selling, general and administrative expenses	$1,003.1	$815.6	$3,296.4	$2,808.6
Operating income (as a percentage of net sales)	12.2%	14.8%	12.4%	13.9%
Diluted earnings per share	$8.01	$8.46	$25.64	$25.34

Fourth Quarter of Fiscal 2025 Compared to Fourth Quarter of Fiscal 2024

●	Net sales increased 11.8% to $3.9 billion, primarily due to increased comparable sales, the acquisition of Space NK, and sales from new stores.
●	Comparable sales increased 5.8%, driven by a 4.2% increase in average ticket and a 1.6% increase in transactions.
●	Gross profit increased 11.2% to $1.5 billion. As a percentage of net sales, gross profit decreased to 38.1% compared to 38.2%, primarily due to unfavorable channel mix, deleverage of store fixed expenses, and deleverage of other revenue, mostly offset by lower inventory shrink and supply chain efficiencies.
●	Selling, general and administrative (SG&A) expenses increased 23.0% to $1.0 billion. As a percentage of net sales, SG&A expenses increased to 25.7% compared to 23.4%, primarily due to higher corporate overhead due to strategic enterprise investments, higher advertising expenses, and higher incentive compensation.
●	Operating income was $476.9 million, or 12.2% of net sales.
●	Diluted earnings per share was $8.01.

Full Year of Fiscal 2025 Compared to Full Year of Fiscal 2024

●	Net sales increased 9.7% to $12.4 billion, primarily due to increased comparable sales, the acquisition of Space NK, and sales from new stores.
●	Comparable sales increased 5.4%, driven by a 3.3% increase in average ticket and a 2.0% increase in transactions.
●	Gross profit increased 10.4% to $4.8 billion. As a percentage of net sales, gross profit increased to 39.1% compared to 38.8%, primarily due to lower inventory shrink and higher merchandise margin, partially offset by adverse channel mix, deleverage of other revenue, and deleverage of store fixed expenses.
●	SG&A expenses increased 17.4% to $3.3 billion. As a percentage of net sales, SG&A expenses increased to 26.6% compared to 24.9%, primarily due to higher incentive compensation, higher store payroll and benefits, and higher corporate overhead due to strategic enterprise investments.
●	Operating income was $1.5 billion, or 12.4% of net sales.
●	Diluted earnings per share increased 1.2% to $25.64.

Balance Sheet and Capital Deployment

Cash and cash equivalents at the end of fiscal 2025 were $424.2 million. Short-term investments at the end of fiscal 2025 were $70.0 million. Short-term debt at the end of fiscal 2025 was $62.3 million.

Merchandise inventories, net at the end of fiscal 2025 increased 10.8% to $2.2 billion. The increase was primarily due to inventory to support new brand launches, the acquisition of Space NK, and 60 net new Ulta Beauty stores.

During fiscal 2025, the Company invested $434.8 million in capital expenditures to support new stores, relocations, and remodels, investments in information technology systems, and supply chain optimization.

During fiscal 2025, the Company repurchased 2.0 million shares of its common stock at a cost of $890.5 million, excluding excise taxes. As of January 31, 2026, $1.8 billion remained available under the $3.0 billion share repurchase program announced in October 2024.

Fiscal 2026 Outlook

Based on current estimates, the Company anticipates the following in fiscal 2026:

Fiscal 2026 Outlook
Net sales growth	6% to 7%
Comparable sales growth	2.5% to 3.5%
Operating income growth	6% to 9%
Diluted earnings per share	$28.05 to $28.55
Capital expenditures	$400 million to $450 million

Conference Call Information

A conference call to discuss fourth quarter of fiscal 2025 results is scheduled for today, March 12, 2026, at 4:30 p.m. Eastern Time / 3:30 p.m. Central Time. During the conference call, a related presentation will be webcast live. Investors and analysts who are interested in participating in the call are invited to register for the live event at https://q4-2025-ulta-beauty-earnings-conference-call.open-exchange.net/.

A copy of the presentation and a replay of the webcast will be available and archived for a limited time on the company's Investor Relations website at https://www.ulta.com/investor.

About Ulta Beauty

Ulta Beauty (NASDAQ: ULTA) is the largest specialty beauty retailer in the U.S. and a leading destination for cosmetics, fragrance, skin care, hair care, wellness and salon services. Since opening its first store in 1990, Ulta Beauty has grown to more than 1,500 stores across the U.S. and redefined beauty retail by bringing together All Things Beauty. All in One Place®. With an expansive product assortment, professional salon services, and its beloved Ulta Beauty Rewards loyalty program, the company delivers seamless, personalized experiences across stores, Ulta.com and the Ulta Beauty App – where the possibilities are truly beautiful. Ulta Beauty is also expanding its presence internationally through its subsidiary, Space NK, a luxury beauty retailer operating in the U.K. and Ireland, its joint venture in Mexico, and its franchise in the Middle East. For more information, visit www.ulta.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect the Company’s current views with respect to, among other things, future events and financial performance. These statements can be identified by the use of forward-looking words such as “outlook,” “believes,” “expects,” “plans,” “estimates,” “targets,” “strategies” or other comparable words. Any forward-looking statements contained in this press release are based upon the Company’s historical performance and on current plans, estimates, and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates, targets, strategies, or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties, which include, without limitation:

●	macroeconomic conditions, including inflation and elevated interest rates, as well as prior and/or future labor, transportation, and shipping cost pressures (including future uncertain impacts);
●	changes in the overall level of consumer spending and volatility in the economy, including as a result of macroeconomic conditions, tariffs, and geopolitical events;
●	our ability to sustain our growth plans and successfully implement our long-range strategic and financial plans;
●	the possibility that we may be unable to compete effectively in our highly competitive markets;
●	the ability to execute our operational excellence priorities, including continuous improvement and supply chain optimization;
●	our ability to gauge beauty trends and react to changing consumer preferences in a timely manner;
●	our ability to successfully deploy artificial intelligence (“AI”) and other emerging technologies, or our failure to utilize such technologies in an effective, ethical, and legal manner;
●	the possibility of significant interruptions in the operations of our distribution centers, fast fulfillment center, and market fulfillment centers;
●	the possibility that cybersecurity or information security breaches and other disruptions could compromise our information or result in the unauthorized disclosure of confidential information;

●	the possibility of material disruptions to our information systems, including our Ulta.com website and mobile applications;
●	the possibility that we will not realize the anticipated benefits of the acquisition of Space NK for any reason, including due to challenges with integration and/or achieving anticipated acquisition synergies;
●	the failure to maintain satisfactory compliance with applicable privacy and data protection laws and regulations, including as a result of our international expansion;
●	changes in the good relationships we have with our brand partners, our ability to continue to obtain sufficient merchandise from our brand partners, and/or our ability to continue to offer permanent or temporary exclusive products of our brand partners;
●	our ability to effectively manage our inventory and protect against inventory shrink;
●	changes in the wholesale cost of our products and/or interruptions at our brand partners’ or third-party vendors’ operations;
●	our ability to execute our international expansion plans and navigate the market, operational, regulatory, and compliance risks that could accompany international growth;
●	epidemics, pandemics or natural disasters, which could negatively impact sales;
●	the possibility that new store openings and/or existing locations could be impacted by developer or co-tenant issues or other factors outside of our control;
●	our ability to attract and retain key executive personnel;
●	the impact of climate change on our business operations and/or supply chain;
●	a decline in operating results which could lead to asset impairment and store closure charges; and
●	other risk factors detailed in the Company’s public filings with the Securities and Exchange Commission (the “SEC”), including risk factors contained in its Annual Report on Form 10-K for the fiscal year ended February 1, 2025, as such may be amended or supplemented in its subsequently filed Quarterly Reports on Form 10-Q.

The Company’s filings with the SEC are available at www.sec.gov. Except to the extent required by the federal securities laws, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Kiley Rawlins, CFA

Senior Vice President, Investor Relations

krawlins@ulta.com

Media Contact:

Natalie Navarre

Vice President, Public Relations & Social Marketing

nnavarre@ulta.com

Exhibit 1

Ulta Beauty, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

	13 Weeks Ended
	January 31,		February 1,
	2026		2025
	(Unaudited)		(Unaudited)
Net sales	$3,898,361	100.0%	$3,487,619	100.0%
Cost of sales	2,414,717	61.9%	2,153,967	61.8%
Gross profit	1,483,644	38.1%	1,333,652	38.2%

Selling, general and administrative expenses	1,003,141	25.7%	815,599	23.4%
Pre-opening expenses	3,561	0.1%	1,732	0.0%
Operating income	476,942	12.2%	516,321	14.8%
Interest expense (income), net	2,624	0.1%	(1,994)	(0.1%)
Income before income taxes and equity net loss of affiliate	474,318	12.2%	518,315	14.9%
Income tax expense	115,994	3.0%	125,045	3.6%
Income before equity net loss of affiliate	358,324	9.2%	393,270	11.3%
Equity net loss of affiliate	1,647	0.0%	—	0.0%
Net income	$356,677	9.1%	$393,270	11.3%

Net income per common share:
Basic	$8.05		$8.50
Diluted	$8.01		$8.46

Weighted average common shares outstanding:
Basic	44,320		46,270
Diluted	44,521		46,476

Exhibit 2

Ulta Beauty, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

	Fiscal Year Ended
	January 31,		February 1,
	2026		2025
	(Unaudited)
Net sales	$12,392,820	100.0%	$11,295,654	100.0%
Cost of sales	7,547,596	60.9%	6,908,401	61.2%
Gross profit	4,845,224	39.1%	4,387,253	38.8%

Selling, general and administrative expenses	3,296,411	26.6%	2,808,592	24.9%
Pre-opening expenses	15,821	0.1%	13,689	0.1%
Operating income	1,532,992	12.4%	1,564,972	13.9%
Interest expense (income), net	1,787	(0.0%)	(15,094)	(0.1%)
Income before income taxes and equity net loss of affiliate	1,531,205	12.4%	1,580,066	14.0%
Income tax expense	373,869	3.0%	378,948	3.4%
Income before equity net loss of affiliate	1,157,336	9.3%	1,201,118	10.6%
Equity net loss of affiliate	3,857	0.0%	—	0.0%
Net income	$1,153,479	9.3%	$1,201,118	10.6%

Net income per common share:
Basic	$25.72		$25.44
Diluted	$25.64		$25.34

Weighted average common shares outstanding:
Basic	44,842		47,207
Diluted	44,991		47,404

Exhibit 3

Ulta Beauty, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	January 31,	February 1,
	2026	2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$424,243	$703,201
Short-term investments	70,000	—
Receivables, net	296,217	223,334
Merchandise inventories, net	2,181,127	1,968,214
Prepaid expenses and other current assets	169,361	129,113
Prepaid income taxes	3,198	4,946
Total current assets	3,144,146	3,028,808

Property and equipment, net	1,434,062	1,239,295
Operating lease assets	1,813,074	1,609,870
Goodwill	226,421	10,870
Other intangible assets, net	203,288	204
Deferred compensation plan assets	53,391	47,951
Other long-term assets	124,912	64,695
Total assets	$6,999,294	$6,001,693

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$685,887	$563,761
Accrued liabilities	551,380	380,241
Deferred revenue	582,378	500,585
Current operating lease liabilities	306,671	288,114
Accrued income taxes	35,739	46,777
Short-term debt	62,287	—
Total current liabilities	2,224,342	1,779,478

Non-current operating lease liabilities	1,813,103	1,635,120
Deferred income taxes	98,766	42,593
Other long-term liabilities	59,632	56,149
Total liabilities	4,195,843	3,513,340

Commitments and contingencies

Total stockholders’ equity	2,803,451	2,488,353
Total liabilities and stockholders’ equity	$6,999,294	$6,001,693

Exhibit 4

Ulta Beauty, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Fiscal Year Ended
	January 31,	February 1,
	2026	2025
	(Unaudited)
Operating activities
Net income	$1,153,479	$1,201,118
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	300,772	267,042
Non-cash lease expense	351,281	310,636
Deferred income taxes	(3,238)	(43,328)
Stock-based compensation expense	37,426	42,787
Loss on disposal of property and equipment	10,998	11,566
Equity net loss of affiliate	3,857	—
Change in operating assets and liabilities:
Receivables	(71,375)	(15,395)
Merchandise inventories	(135,801)	(226,078)
Prepaid expenses and other current assets	(25,607)	(13,515)
Income taxes	(9,199)	34,772
Accounts payable	89,061	30,297
Accrued liabilities	108,201	6,303
Deferred revenue	73,358	63,994
Operating lease liabilities	(352,836)	(333,835)
Other assets and liabilities	(27,597)	2,241
Net cash provided by operating activities	1,502,780	1,338,605

Investing activities
Purchases of short-term investments	(70,000)	—
Capital expenditures	(434,829)	(374,458)
Acquisitions, net of cash acquired	(386,813)	—
Other investments	(39,704)	(8,631)
Net cash used in investing activities	(931,346)	(383,089)

Financing activities
Borrowings from short-term debt	2,214,888	199,700
Payments on short-term debt	(2,182,316)	(199,700)
Repurchase of common shares	(901,388)	(1,003,328)
Stock options exercised	32,562	12,339
Purchase of treasury shares	(13,649)	(23,761)
Debt issuance costs	(763)	(4,159)
Net cash used in financing activities	(850,666)	(1,018,909)

Effect of exchange rate changes on cash and cash equivalents	274	—
Net decrease in cash and cash equivalents	(278,958)	(63,393)
Cash and cash equivalents at beginning of year	703,201	766,594
Cash and cash equivalents at end of year	$424,243	$703,201

Exhibit 5

Ulta Beauty, Inc.

Store Update (Company-Operated)

The following table presents store activities during the fourth quarter of fiscal 2025:

	United States	International (Company-operated)
Opened	5	2
Closed	—	—
Net	5	2

Relocated	—	1
Remodeled	18	—

The following table presents store activities during fiscal 2025:

	United States	International (Company-operated)
Opened	63	4
Closed	3	1
Net	60	3

Relocated	4	2
Remodeled	42	—

The following table presents the number of stores owned at the end of fiscal 2025:

	United States	International (Company-operated)
Number of stores	1,505	86

Exhibit 6

Ulta Beauty, Inc.

Consolidated Sales by Category

The following tables set forth the approximate percentage of net sales by primary category:

	13 Weeks Ended
	January 31,	February 1,
	2026	2025
Cosmetics	35%	36%
Skincare and wellness	24%	23%
Haircare	19%	19%
Fragrance	17%	17%
Services	3%	3%
Other	2%	2%
	100%	100%

	Fiscal Year Ended
	January 31,	February 1,
	2026	2025
Cosmetics	38%	39%
Skincare and wellness	24%	23%
Haircare	19%	19%
Fragrance	13%	13%
Services	4%	4%
Other	2%	2%
	100%	100%